Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 4, 2026

Postal Realty Trust, Inc.

75 Columbia Avenue

Cedarhurst, NY 11516

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Postal Realty Trust, Inc., a Maryland corporation (the “Company”), and Postal Realty LP, a Delaware limited partnership (the “Operating Partnership”), in connection with the filing on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”), relating to the registration (i) by the Operating Partnership of one or more series of debt securities of the Operating Partnership (the “Debt Securities”) to be issued under an indenture to be entered into between the Operating Partnership, as issuer, and a trustee (a form of which is included as Exhibit 4.3 to the Registration Statement) and one or more resolutions of the board of directors of the Company (the “Board”), supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”); (ii) by the Company of shares of Class A Common Stock, $0.01 par value per share (the “Common Stock”); (iii) by the Company of shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); (iv) by the Company of warrants (“Warrants”) to purchase shares of Common Stock or shares of Preferred Stock or other Securities (as defined below) that may be registered thereunder and sold from time to time; (v) by the Company of units (“Units”) consisting of any combination of the foregoing; and (vi) by the Company of guarantees (“Guarantees” and, together with the Debt Securities, Common Stock, the Preferred Stock, the Warrants and the Units, the “Securities”) of Debt Securities pursuant to the Applicable Indenture.

In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the Base Prospectus included therein in substantially the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Postal Realty Trust, Inc.
August 4, 2026

3. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. The Certificate of Limited Partnership of the Operating Partnership (the “Partnership Certificate”) certified as of a recent date by the Secretary of State of the State of Delaware (the “Secretary of State”);

5. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), certified as of the date hereof by an officer of the Company;

6. Resolutions (the “Resolutions”) adopted by the Board, on behalf of the Company in its own capacity and in its capacity as the general partner of the Operating Partnership, relating to the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

8. A certificate of the Secretary of State as to the good standing of the Operating Partnership, dated as of a recent date;

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so.

3. Each of the parties (other than the Company and the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Postal Realty Trust, Inc.
August 4, 2026

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6. Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

8. The issuance, and certain terms, of the Securities to be issued by the Company or the Operating Partnership from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Delaware Revised Uniform Limited Partnership Act, the Partnership Certificate, the Partnership Agreement, the Registration Statement and the Resolutions, in each case, as applicable, and, with respect to any Preferred Securities, articles supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

Postal Realty Trust, Inc.
August 4, 2026

9. None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter or any comparable provision in the Articles Supplementary designating any other class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Guarantees, the issuance of the Guarantees will be duly authorized.

5. When the Applicable Indenture has been duly authorized, executed and delivered by all necessary limited partnership action of the Operating Partnership and corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary limited partnership action of the Operating Partnership, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Guarantees of such Debt Securities have been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company in accordance with the terms of the Applicable Indenture and, in each case, in the manner contemplated by the applicable Prospectus and by such limited partnership and corporate action, as applicable, such Debt Securities and Guarantees will be the legally valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company in accordance with their respective terms.

Postal Realty Trust, Inc.
August 4, 2026

6. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized, and when the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (subject to any applicable Corporate Proceedings), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. Upon the completion of all Corporate Proceedings relating to the Units, the issuance of the Units will be duly authorized, and when the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (subject to any applicable Corporate Proceedings), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinions expressed in paragraphs 5, 6 and 7 above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

Postal Realty Trust, Inc.
August 4, 2026

With your consent, we have assumed (a) that each of the Debt Securities, the Guarantees and the Warrants and the Applicable Indenture, the warrant agreements and the unit agreements governing such relevant Securities (collectively, the “Securities Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Securities Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Securities Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Operating Partnership and the Company, as applicable, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Securities Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

The foregoing opinion is limited to the laws of the States of Maryland and New York and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the States of Maryland and New York, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the States of Maryland and New York, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP